Exhibit 5.1

September 30, 2020	97816.00011

PBF Holding Company LLC

PBF Finance Corporation

One Sylvan Way, Second Floor

Parsippany, NJ 07054

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to PBF Holding Company LLC, a Delaware limited liability company (the “Company”) and PBF Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Issuers under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (i) the issuance by the Issuers of up to $1,000,000,000 aggregate principal amount of its 6.00% Senior Notes due 2028 (the “Exchange Notes”), to be issued under an indenture dated January 24, 2020 (the “Indenture”) by and among the Issuers, the Guarantors (as defined below) and Wilmington Trust, National Association (the “Trustee”), in exchange for up to $1,000,000,000 aggregate principal amount of the Issuers’ outstanding 6.00% Senior Notes due 2028 (the “Original Notes”) previously issued under the Indenture, which have not been registered under the Securities Act and (ii) the related guarantees made by certain of the direct and indirect subsidiaries of the Issuers listed in the Registration Statement as guarantors (the “Guarantors”) of the Exchange Notes (the “Guarantees”) pursuant to the Indenture. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate or limited liability company records, resolutions, certificates of public officials and other instruments as we have deemed necessary or appropriate as the basis for the opinion set forth herein. As to all questions of fact material to this opinion letter, we have relied (without independent investigation or verification) upon representations and certificates of comparable documents of officers and representatives of the Issuers and the Guarantors.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate and limited liability company records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate and limited liability company records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) that the Exchange Notes will conform to the specimen thereof we have reviewed; (vi) that the Exchange Notes will be duly authenticated in accordance with the terms of the Indenture; (vii) the due authorization, execution and delivery of the

PBF Holding Company LLC

PBF Finance Corporation

September 30, 2020

Indenture, Original Notes, the Exchange Notes and the Guarantees by the parties thereto (other than the Issuers and the Guarantors) and that such documents constitute the valid and binding obligations of the parties thereto (other than the Issuers and Guarantors), enforceable against each of them in accordance with their respective terms and that the status of such documents as valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities; (viii) the Registration Statement and any amendments thereto will be effective under the Securities Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Exchange Notes are offered and issued, as contemplated by the Registration Statement; and (ix) the Indenture and the Trustee will have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Exchange Notes are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

Based upon and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that when the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and when delivered in exchange for the Original Notes as contemplated by the Registration Statement, (i) the Exchange Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and (ii) the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms.

The opinion expressed herein is subject to the following exceptions, qualifications and limitations:

A. It is limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution; (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law; and (iv) the effect of certain laws and judicial decisions which may render unenforceable in whole or in part certain rights and remedies provided in the Indenture. In addition, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture relating to the separability of provisions of the Indenture.

B. With reference to, but without limiting in any way, qualification of (A) above: (i) provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding; (ii) provisions require for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (iii) provisions imposing a payment obligation with respect to the Issuers’ obligations; (iv) provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law; (v) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (vi) the waiver of rights or defenses contained in the Indenture; and (vii) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation.

PBF Holding Company LLC

September 30, 2020

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction (including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws) other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (iii) the Delaware Limited Liability Company Act.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP